Exhibit 5

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SPECIMEN		SPECIMEN
[SEAL]		[SEAL]

CUSIP NO. 89376N 10 8
TransMeridian Exploration, Incorporated
200,000,000 AUTHORIZED SHARES $.0006 PAR VALUE NON-ASSESSABLE

THIS CERTIFIES THAT SPECIMEN

IS THE RECORD HOLDER OF

Shares of  TRANSMERIDIAN EXPLORATION, INCORPORATED Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED DTC STOCK TRANSFER INC. SALT LAKE CITY, UTAH
Dated:	By	TRANSFER AGENT AND REGISTRANT
AUTHORIZED SIGNATURE

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
SECRETARY	[SEAL]	PRESIDENT